UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  May 7, 2008

VIEW SYSTEMS, INC

(Exact name of registrant as specified in its charter)

Nevada                                                       000-30178                             59-2928366

(State or other jurisdiction                            (Commission                     (IRS Employer

        of incorporation)                                         File Number)                   Identification No.)

1550 Caton Center Drive, Suite E, Baltimore, MD 21227

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code 410-242-8439

________________________________________________

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

       (17 CFR    240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

       (17 CFR 240.13e-4(c))

EFFECT OF AMENDMENT

We are amending Form 8-K, Item 303(b), which was filed on July 7, 2008. Item 3.03(b) is restated in its entirety to conform to the Company’s filing today of its definitive Schedule 14C, as amended, and actions taken by our majority shareholder and a majority of our board of directors on September 16, 2008.

SECTION 3 – SECURITIES AND TRADING MARKETS

Item 3.03(b) Material Modification to Rights of Security Holders.

On September 16, 2008, Mr. Gunther Than, our majority shareholder and a director, revoked his consent to: (i) cancel and reissue to other directors a portion of his Series A preferred stock as payment for past capital contributions; (ii) make Series A preferred stock convertible into common stock; and (iii) change the ratio of voting rights of Series A preferred stock.  Revocation was possible because the proposed actions were not yet effective.  The consent revocation also had the effect of preventing other directors from voting unissued Series A preferred stock from having the option to convert additional capital contributions into Series A preferred stock. The foregoing actions were approved by a majority of the board of directors by written consent on September 16, 2008.

Accordingly, Mr. Than will retain all of his Series A preferred stock (as adjusted for a reverse split also authorized by Mr. Than), and the rights and preferences of the Series A preferred stock will remain unchanged. Therefore, Mr. Than’s relative voting rights and voting control of the Company will remain unchanged.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

View Systems, Inc.

(Registrant)

Date: September 19, 2008

/s/ Gunther Than

Gunther Than, CEO

(Signature)*

*Print name and title of the signing officer under his signature.